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                                                            Exhibit (d)(1)(A)(i)

                               AMENDED SCHEDULE B
                       COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services, Inc. (the "Manager") to the following Series of the ING Investors Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

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SERIES                                                                         RATE
------                                                                         ----
ING Fund for Life Series                                                      0.2500%

ING AIM Mid Cap Growth Portfolio                      0.7500% first $750 million in combined assets of these
ING Capital Guardian Small Cap Portfolio                                      Series
ING Eagle Asset Value Equity Portfolio                              0.7000% next $1.25 billion
ING Hard Assets Portfolio                                            0.6500% next $1.5 billion
ING Jennison Equity Opportunities Portfolio                 0.6000% on assets in excess of $3.5 billion
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING Van Kampen Growth and Income Portfolio
ING Van Kampen Real Estate Portfolio

ING Alliance Mid Cap Growth Portfolio                 0.8500% first $250 million in combined assets of these
ING Marsico Growth Portfolio                                                  Series
                                                                     0.8000% next $400 million
                                                                     0.7500% next $450 million
                                                            0.7000% on assets in excess of $1.1 billion

ING Capital Guardian Large Cap Value Portfolio                     0.7500% on first $500 million
                                                                   0.7000% on next $250 million
                                                                   0.6500% on next $500 million
                                                           0.6000% on assets in excess of $1.25 billion

ING Capital Guardian Managed Global Portfolio                       1.0000% on first $500 million
                                                             0.8000% on assets in excess of $500 million

ING Developing World Portfolio                                                 1.5000%

ING FMRSM Diversified Mid Cap Portfolio                 0.7500% of first $500 million in combined assets of
ING UBS U.S. Balanced Portfolio                                            these Series
                                                              0.7000% of next $250 million in assets
                                                                   0.6500% of next $500 million
                                                           0.6000% on assets in excess of $1.25 billion
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SERIES                                                                         RATE
------                                                                         ----
ING Goldman Sachs Internet TollkeeperSM Portfolio               1.3500% on first $1 billion in assets
                                                            1.2500% of amount in excess of $1 billion in
                                                                               assets

ING International Portfolio                                   1.0000% of first $500 million of assets
                                                            0.8000% on assets in excess of $500 million

ING Janus Growth and Income Portfolio                   0.8150% on first $250 million in combined assets of
ING Janus Special Equity Portfolio                                         these Series
                                                                   0.7650% on next $400 million
                                                                   0.7150% on next $450 million
                                                            0.6650% on assets in excess of $1.1 billion

ING Julius Baer Foreign Portfolio                                  1.0000% on first $50 million
                                                                   0.9500% on next $200 million
                                                                   0.9000% on next $250 million
                                                            0.8500% on assets in excess of $500 million

ING JPMorgan Small Cap Equity Portfolio                            0.9000% on first $200 million
                                                                   0.8500% on next $300 million
                                                                   0.8000% on next $250 million
                                                            0.7500% on assets in excess of $750 million

ING Limited Maturity Bond Portfolio                     0.3500% on first $200 million in combined assets of
ING Liquid Assets Portfolio                                                these Series
                                                                   0.3000% on next $300 million
                                                            0.2500% on assets in excess of $500 million

ING Mercury Focus Value Portfolio                       0.8000% on first $500 million in combined assets of
ING Mercury Fundamental Growth Portfolio                                   these Series
                                                                   0.7500% on next $250 million
                                                                   0.7000% on next $500 million
                                                                   0.6500% on next $750 million
                                                             0.6000% on assets in excess of $2 billion

ING MFS Mid Cap Growth Portfolio                        0.7500% on first $250 million in combined assets in
ING MFS Research Portfolio                                                 these Series
ING MFS Total Return Portfolio                                     0.7000% on next $400 million
                                                                   0.6500% on next $450 million
                                                            0.6000% on assets in excess of $1.1 billion
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
SERIES                                                                         RATE
------                                                                         ----
ING PIMCO Core Bond Portfolio                                      0.7500% on first $100 million
                                                                   0.6500% on next $100 million
                                                            0.5500% on assets in excess of $200 million

ING Salomon Brothers All Cap Portfolio                  0.7500% on first $500 million in combined assets of
ING Salomon Brothers Investors Portfolio                                   these Series
                                                                   0.7000% on next $250 million
                                                                   0.6500% on next $500 million
                                                           0.6000% on assets in excess of $1.25 billion

ING Van Kampen Equity Growth Portfolio                               0.6500% on first $1 billion
                                                              0.6000% on assets in excess of $1 billion


ING Van Kampen Global Franchise Portfolio                          1.0000% on first $250 million
                                                                   0.9000% on next $250 million
                                                            0.7500% on assets in excess of $500 million

ING PIMCO High Yield Portfolio                                                0.4900%

ING Stock Index Portfolio                                                     0.2700%
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